Exhibit (j)


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for Liberty Large Company Index Fund, Liberty Small Company Index Fund, and Liberty U.S. Treasury Index Fund (three of the series comprising Liberty Funds Trust V) in the Liberty Index Funds Class A, B and C Shares Prospectus and the Liberty Index Funds Class Z Shares Prospectus and in the Introduction and under the caption "Independent Auditors" in the Liberty Funds Trust V Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A, No. 33-12109) of our report dated May 16, 2003 on the financial statements and financial highlights of Liberty Large Company Index Fund, Liberty Small Company Index Fund, and Liberty U.S. Treasury Index Fund included in the Liberty Index Funds Annual Report dated March 31, 2003.



                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP



Boston, Massachusetts
July 28, 2003